Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Acquisition of Intersema Sensoric SA
Extends pressure sensor line and expands global footprint

Hampton, VA, January 2, 2008 - Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announced the acquisition of Intersema Sensoric SA (www.intersema.com). Located in Bevaix, Switzerland, Intersema is a leading designer/manufacturer of pressure sensors and modules. MEAS acquired the outstanding capital stock of Intersema for approximately $39.7 million in cash and notes, plus an additional $17.3 million if certain performance thresholds are achieved. MEAS acquired approximately $9.6 million in cash as part of the transaction. The transaction closed December 28, 2007.

Frank Guidone, Company CEO commented, “We are very excited about the addition of Intersema to our sensor portfolio. Intersema is a leader in the barometric and sub-sea depth measurement markets, and extends our pressure capabilities with the addition of low pressure, harsh media and ultra-small packaged configurations. On an annualized basis, we expect the transaction will add approximately $17 million in sales, and will improve our blended gross and operating margins. We believe the additional infrastructure we gain in Switzerland will provide us a much needed base of engineering talent and infrastructure to address the European pressure market.

“We are equally enthusiastic about the transaction”, added Manfred Knutel, Intersema CEO. “Our customers can rest assured that as a Measurement Specialties company we will continue to provide the products, service and engineering support they have come to rely on from Intersema, with the added benefit of access to the broader product portfolio and global sales and operations network of MEAS.”

About Measurement Specialties. Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies - including piezoresistive, electro-optic, electro-magnetic, capacitive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezoelectric polymers and strain gauges - to engineer sensors that operate precisely and cost effectively.

About Intersema Sensoric SA.
Intersema Sensoric SA, located in Bevaix, Switzerland designs and manufactures high precision MEMS-based pressure sensors for consumer goods, automotive and aircraft industries, as well as various medical and industrial applications. Intersema has supplied over 30 million sensors in the field, and is a recognized leader in the field of low energy sensor applications. Intersema marketed the world’s first digital pressure sensor for mobile devices as well as the first calibrated digital pressure sensors for wristwatches and weather stations.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions.  The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this issue.

Company Contact: Mark Thomson, CFO, (757) 766-4224

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Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com